UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 28, 2006
PYRAMID BREWERIES INC.
(Exact name of registrant as specified in its charter)

Washington	000-27116	91-1258355

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	No.)	Identification No.)
91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 206-682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 8.01 Other Events
SIGNATURE

Item 1.02 Termination of a Material Definitive Agreement.
     As further discussed in Item 8.01 of this Current Report on Form 8-K, the Company recently concluded discussions with the federal Alcohol and Tobacco Tax and Trade Bureau (“TTB”) relating to the TTB’s findings from its recently completed audit of the federal excise tax returns and operations of Pyramid Breweries Inc. (the “Company”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 21, 2006, upon completion of the audit the TTB had concluded that (a) notwithstanding the Company’s contractual arrangements with Portland Brewing Company (“Portland Brewing”) relating to the production of beer at the Company’s Portland, Oregon brewery facility, the Company – not Portland Brewing – was the legal brewer at that facility and (b) that federal excise taxes on beer production at the Portland facility from January 2005 through May 2006 had been underpaid. These contractual arrangements were originally premised on the understanding that they would result in Portland Brewing being deemed the legal brewer at the Portland brewery facility, which would have resulted in lower federal excise tax costs on beer produced at that facility because Portland Brewing is a “small brewer” that pays excise taxes at a lower rate on the first 60,000 barrels it produces. After the Company was notified of the TTB’s conclusions from the audit, it engaged in discussions with the TTB regarding a compromise of the TTB’s proposed assessment relating to the Company’s underpayment of excise taxes and explored with the TTB whether the Company’s commercial relationship with Portland Brewing could be modified so that in the future it met the TTB’s requirements for a valid contract brewing arrangement. As further discussed in Item 8.01, the Company has reached a preliminary compromise with the TTB relating to the excise tax assessment. In addition, based on its discussions with the TTB and Portland Brewing, the Company has concluded that it is not practical to modify its relationship with Portland Brewing to comply with the TTB’s interpretations of federal excise tax laws so that Portland Brewing would be respected as the legal brewer at the Portland brewery facility.
     Consequently, the Company has elected to terminate the Production Agreement dated February 14, 2006 as amended July 31, 2006 between the Company and Portland Brewing (the “Production Agreement”) by written notice to Portland Brewing dated September 28, 2006. The termination of the Production Agreement will be effective on the later of 60 days after September 28, 2006 or the receipt of all state and federal authorizations required for the Company to formally assume all brewery and alehouse operations at the Company’s brewery and alehouse facilities in Portland, Oregon. In addition to the Production Agreement, certain related agreements between the Company and Portland Brewing will terminate per their respective terms when the Production Agreement terminates. These related agreements include an Equipment Lease, Staffing Agreement, Sublease (Alehouse) and Restaurant Management Agreement, each dated as of February 14, 2006 and a Sublease (Brewery) dated as of February 14, 2006 as amended July 31, 2006 between the Company and Portland Brewing. These agreements, together with the Production Agreement, are referred to in this report as the Portland Brewing Agreements.
     As the Company previously disclosed in its Current Report on Form 8-K filed with the SEC on February 17, 2006, the Portland Brewing Agreements relate to contract brewing at the Company’s Portland, Oregon brewery facility and the operation of the MacTarnahan’s Taproom Alehouse restaurant in Portland, Oregon (“Alehouse”). These agreements were intended to memorialize and modify the terms of certain oral understandings between the parties relating to the operation of the Portland brewery facility and the Alehouse that arose after the Company consummated its acquisition of Portland Brewing’s assets in July 2004. Below is a brief description of the terms and conditions of the Portland Brewing Agreements that are material to the Company:
(1) Pursuant to the Production Agreement, the Company engaged Portland Brewing to produce, to the Company’s specifications, certain beers sold under brand names and trademarks owned by the Company (the “Products”). Under the Production Agreement:
     (a) Portland Brewing is responsible for the packaging and sale of the Products.

     (b) Portland Brewing is obligated to supply the Company’s requirements for the Products, but is not required to add capacity to accommodate orders.
     (c) Portland Brewing sells the Products to the Company or to other purchasers designated by the Company according to the Company’s then-current price schedule, which must set prices at levels that provide Portland Brewing a specified margin ($1.00 per barrel, for periods after January 1, 2006) over Portland Brewing’s cost of producing, packing and delivering the Products (including, but not limited to, Portland Brewing’s costs incurred under the Sublease (Brewery), the Staffing Agreement, the Management Agreement, the sales, administration and trademark licensing fees described below, and federal excise taxes on the Products made by Portland Brewing).
     (d) The Company is obligated to reimburse Portland Brewing for the cost of a management employee and legal and accounting costs incurred by Portland Brewing in connection with the arrangement.
     (e) The Company is responsible for processing all sales transactions and keeping and maintaining records relating to such transactions, and Portland Brewing is required to pay the Company a sales administration fee relating to such services in accordance with the Company’s price schedule in effect at the time of delivery (currently $25.00 per barrel sold).
     (f) The Company continues to be the sole owner of the trademarks under which the Products are produced, packaged and sold. In consideration for the license of these trademarks under the Production Agreement, Portland Brewing is required only to pay the Company an amount equal to the royalty or comparable consideration paid by the Company as licensee.
     (g) The Production Agreement may be terminated by (i) the Company for any reason upon 60 days written notice to Portland Brewing, or (ii) Portland Brewing for any reason upon 180 days written notice to the Company. Either party may, upon written notice given to the other, terminate the Production Agreement immediately or on such later date as permitted by the TTB, upon final determination by the TTB that the brewing arrangement contemplated in the Production Agreement and/or any other agreements between the parties are inconsistent with applicable laws and regulations.
(2) The Sublease (Brewery) provides for the sublease of approximately 45,000 square feet of a brewery production facility (the “Brewery”) located at 2730 N.W. 31st Avenue, Portland, Oregon 97210 (the “Building”) by PBC Acquisition, LLC, a wholly-owned subsidiary of the Company (the “Subsidiary”), to Portland Brewing. The Subsidiary leases the Brewery from MacTarnahan Limited Partnership (the “Landlord”) under an Indenture of Lease (Brewery) dated July 31, 2004. Under the Sublease (Brewery), Portland Brewing pays rent of $70,000 per year to the Company, subject to adjustment. The Sublease (Brewery) provided that the initial term ran through July 31, 2006 unless earlier terminated, but gave Portland Brewing an option to extend the term for three renewal terms of five years each. In addition, the Sublease (Brewery) provided that it expires automatically on the termination of the Production Agreement.

(3) Under the Equipment Lease, the Company leases certain brewery and related equipment at the Brewery to Portland Brewing. The Equipment Lease is coterminous with the Sublease (Brewery). Under the Equipment Lease, Portland Brewing pays rent of $0.15 per barrel produced at the Brewery.
(4) Under the Staffing Agreement, the Company provides certain services upon Portland Brewing’s request to enable Portland Brewing to operate the Brewery in accordance with the Production Agreement described above. Portland Brewing pays the Company an amount equal to the applicable hourly or daily rate multiplied by the total number of hours or days actually worked by staff provided by the Company, plus actual expenses of the Company’s staff incurred in providing and directly related to such services. The Staffing Agreement may be terminated (i) immediately upon the death or incapacity of any person employed or supplied by the Company who, in the Company’s opinion, was essential to the Company’s successful performance of its obligations; (ii) by either party, upon 60 days’ prior written notice; (iii) by Portland Brewing, if (A) the Company assigns the Staffing Agreement without Portland Brewing’s prior written consent; (B) there is a change of control or management of the Company that is unacceptable to Portland Brewing; or (C) the Company ceases to function as a going concern or to conduct its labor contracting operations in the normal course of business. In addition, the Staffing Agreement terminates immediately upon termination of the Production Agreement.
(5) The Sublease (Alehouse) provides for the lease of approximately 8,000 square feet of restaurant space (the “Alehouse”) in the Building by the Subsidiary to Portland Brewing. The Subsidiary leases the Alehouse from the Landlord under an Indenture of Lease (Alehouse) dated July 31, 2004. Under the Sublease (Alehouse), Portland Brewing pays rent of $90,000 per year, subject to adjustment. The Alehouse Sublease provided that the initial term ran through July 31, 2014 unless earlier terminated and gave Portland Brewing the option to extend the term for two renewal terms of five years each. In addition, the Sublease (Alehouse) provides that it terminates automatically upon termination of the Production Agreement.
(6) Under the Restaurant Management Agreement, Portland Brewing has retained the Company to supply staffing and on-site management of the Alehouse and to keep adequate books and records in connection with the Alehouse operations. As compensation, the Company is entitled retain twenty-five percent (25%) of gross receipts (as defined in the Management Agreement) from the Alehouse operations. The initial term of the Restaurant Management Agreement is for five years, and it continues from year to year unless earlier terminated. The Restaurant Management Agreement may be terminated (i) by either party, upon 30 days’ prior written notice; (ii) if either party breaches a provision of the Restaurant Management Agreement, by written notice of the non-defaulting party; or (iii) automatically, upon expiration or earlier termination of the Alehouse Sublease or if the Company becomes licensed to operate the Alehouse directly.
     In addition to the contracts described above, the Company is a party to an Indemnification Agreement dated as of February 14, 2006 with Portland Brewing. Under the Indemnification Agreement, the Company is obligated to indemnify Portland Brewing for, from and against expenses resulting from or arising out of Portland Brewing Agreements described above and the business relationship of the parties after August 1, 2004, subject to certain limitations. The Indemnification Agreement will not terminate as a result of the termination of the Portland Brewing Agreements.
     Until the Portland Brewing Agreements terminate, the Portland Brewing Agreements will remain in effect.

Item 8.01 Other Events.
     As previously reported by the Company in its Current Reports on Form 8-K filed with the SEC on February 17, 2006 and July 21, 2006, and in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, certain federal excise tax returns and related operations of the Company were recently audited by the TTB. The TTB audit was completed in the second quarter of 2006, and the TTB’s findings were presented to the Company on June 13, 2006. Among other things, the TTB reviewed the Company’s contract brewing arrangement with Portland Brewing. (This arrangement is further described in Item 1.01 of this report.) At the conclusion of the audit, the TTB asserted that the Company, not Portland Brewing, had legal control of the Portland brewery facility for purposes of the federal excise tax laws and consequently had underpaid federal excise taxes on beer produced at that facility during the period January 1, 2005 through May 31, 2006. The TTB also concluded that since Portland Brewing was not the legal brewer at the Portland brewery facility, it had overpaid federal excise taxes on beer produced at the facility. Based on its findings in the audit, the TTB issued the Company a notice of proposed assessment asserting that the Company owed a total of approximately $2.1 million in excise taxes and interest for that period, which did not take into account the approximately $1 million in excise taxes paid by Portland Brewing on beer produced at the Portland brewery facility during the same period.
     Since receiving the notice of proposed assessment, the Company has engaged in discussions with the TTB relating to a possible compromise of the assessment and also voluntarily began to pay federal excise taxes on beer produced at the Portland brewery facility as if the Company were the legal brewer at that facility (i.e., at a higher average rate per barrel). As a result of its discussions with the TTB, the Company has reached a preliminary understanding with the TTB that it will pay $700,000 to resolve all issues arising from the audit, including the federal tax assessment for the period at issue, which includes a credit for the excise taxes previously paid by Portland Brewing for the period at issue due to Portland Brewing’s waiver of its right to receive a refund of those excise tax payments. Under the terms of the preliminary agreement, the Company will be obligated to make an initial payment of $50,000, and the balance will be payable in monthly installments of principal and interest for a period of three years, at an interest rate that is currently estimated to be approximately 8%. The Company anticipates this preliminary agreement will be finalized once the TTB has issued the Company a final assessment and the Company makes an offer in compromise to settle on the terms described herein.
     The Company will recognize the $700,000 assessment as a charge to earnings for the quarter ended September 30, 2006. The Company anticipates that its current operating cash flows and other sources of liquidity will be sufficient to enable it to satisfy the payment terms described above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYRAMID BREWERIES INC.

October 4, 2006
	By:	/s/ Michael O’Brien
Michael O’Brien Chief Financial Officer and Vice President of Finance